NAVIOS MARITIME ACQUISITION CORPORATION

85 Akti Miaouli Street

Piraeus, Greece 185 38

[__], 2008

Navios Maritime Holdings, Inc.

85 Akti Miaouli Street

Piraeus, Greece 185 38

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (“Effective Date”) of the registration statement for the initial public offering (“IPO”) of the securities of Navios Maritime Acquisition Corporation, a Marshall Islands corporation (the “Company”), and continuing until the earlier of the consummation by the Company of a “business combination” or the Company’s liquidation (as described in the Company’s IPO prospectus) (the “Termination Date”), Navios Maritime Holdings, Inc. shall make available to the Company office space and certain administrative services as may be required by the Company from time to time, situated at 85 Akti Miaouli Street, Piraeus, Greece 185 38. In exchange therefor, the Company shall pay Navios Maritime Holdings, Inc. the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date.

Navios Maritime Holdings, Inc. hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the trust account described in the Company’s IPO prospectus (the “Trust Account”), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

Very truly yours,

NAVIOS MARITIME ACQUISITION CORPORATION
By:
Name:	Angeliki Frangou
Title:	Chief Executive Officer and Chairman

AGREED TO AND ACCEPTED BY:
NAVIOS MARITIME HOLDINGS, INC.
By:
Name:	Angeliki Frangou
Title:	Chief Executive Officer and Chairman

ACTIVE 4307830v.1